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                                                                   EXHIBIT 23.4


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the registration statement on Form S-8, with respect to the registration of shares sold pursuant to the Key Employee Stock Purchase Plan, as amended through December 27, 1996, of International Remote Imaging Systems, Inc. ("IRIS") of (i) our report dated May 26, 1995, with respect to the balance sheets of StatSpin, Inc. as of March 31, 1995 and 1994, and the related statements of income and accumulated deficit and cash flows for the years then ended and (ii) our report dated May 27, 1994, except as to note 7 which is as of February 17, 1995, and note 5 which is as of March 16, 1995, with respect to the balance sheets of StatSpin, Inc. as of March 31, 1994 and 1993, and the related statements of operations and accumulated deficit and cash flows for the years then ended.







                                             /s/ KPMG PEAT MARWICK LLP
                                             ------------------------------
                                                 KPMG PEAT MARWICK LLP



Boston, Massachusetts
December 30, 1996